EXHIBIT 99.1

Rand Capital Grew Net Asset Value to $5.14 Per Share and Made $2.7 Million in Investments in First Quarter 2015

  Net asset value per share of $5.14 was up 18% compared with the first quarter last year
  Invested $2.7 million in two new companies and five portfolio companies during the quarter
  Largest investment, Gemcor, a leader in automated aerospace fastening technology, expects strong growth in 2015

BUFFALO, N.Y., April 28, 2015 (GLOBE NEWSWIRE) -- Rand Capital Corporation (Nasdaq:RAND) ("Rand"), a business development company that makes venture capital investments in companies with emerging product, service or technology concepts, announced its results for the quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights

  Achieved $5.14 net asset value (NAV) per share at March 31, 2015, up $0.79 per share, or 18%, over March 31, 2014
  Invested $1.6 million in two new companies: An IT professional services and network construction company that focuses on cellular network expansion and electric utility smart grids; and a digital provider of classroom wellness tools
  Provided $1.1 million in capital as follow-on investments in five portfolio companies
  Investment portfolio fair value increased $2.4 million to $32.7 million
  $7.9 million in cash available at quarter-end; provides further portfolio growth opportunity

Allen F. ("Pete") Grum, President and Chief Executive Officer of Rand Capital, commented, "We are off to a solid start in 2015. Our portfolio companies are performing well and we have the capital to support their growth. During the quarter, we provided $1.1 million to five of our portfolio companies to support their growth efforts. Additionally, we added two exciting new companies to the portfolio that are changing the game in the markets in which they compete."

Portfolio and Investment Activity

As of March 31, 2015, Rand's portfolio consisted of 31 businesses valued at $32.7 million. It was comprised of approximately 46% in manufacturing, 21% in software, 10% in healthcare and 23% in a diverse group of other industry categories. The portfolio included approximately 23% in debt investments and 77% in equity investments.

Follow-on investments were provided to GiveGab, Inc., KnowledgeVision Systems, Inc., OnCore Golf Technology, Inc., Rheonix, Inc. and SciAps, Inc.

Portfolio highlights include:

  Gemcor II, LLC (http://www.gemcor.com/wp/): Gemcor is a leading designer and manufacturer of automated drilling and fastening systems for aircraft manufacturers, such as Bombardier, Boeing, Embraer, Airbus, and AVIC. Over the last year, Gemcor's patented all-electric riveting technology and unique robot-assisted assembly systems had orders from China, Japan, Brazil, Russia and France, as well as the U.S.
  Empire Genomics, LLC (http://www.empiregenomics.com/): A new Rand investment in 2014, Empire Genomics, a molecular diagnostics company, offers comprehensive assay services for diagnosing and guiding patient therapeutic treatments. During the first quarter of 2015, Empire Genomics acquired ID Labs Inc., expanding its product offerings as well as its international distribution reach. The company experienced record order levels in the first quarter of 2015, up over 130%, driven by the U.S. federal government funding of the Precision Medicine Initiative, the continued need to lower healthcare costs and the focus by pharmaceutical firms to accelerate availability of better cancer drugs.
  Rheonix, Inc. (http://www.rheonix.com/):  Rheonix develops fully automated microfluidic-based molecular assay and diagnostic testing, including the EncompassMDx® platform, a highly customizable technology with unmatched versatility and affordability. During the first quarter of 2015, Rheonix received a $1.5 million Small Business Innovation Research (SBIR) Phase II grant from the National Institutes of Health to complete the development of a fully automated self-confirming assay that can simultaneously detect HIV/AIDS antibodies and viral RNA from the AIDS virus in a single specimen. The additional funding will be used to achieve a commercial-ready test for use in the developing world.

Liquidity and Capital Resources

Rand is focused on increasing net asset value through capital appreciation and maintaining sufficient income to drive operational leverage. The current average age of investments in Rand's portfolio is greater than four years.

Cash on hand at March 31, 2015 was $7.9 million.  The primary use of cash is for follow-on and new investments to grow the Company's portfolio and net asset value.

Strategy and Outlook

Mr. Grum concluded, "This continues to be an exciting time for Rand. We have many diverse investment opportunities in our pipeline, as well as sufficient capital to put to work. We are focused on accelerating our rate of investment and continuing to grow net asset value to further drive returns for our shareholders."

ABOUT RAND CAPITAL

Rand Capital (Nasdaq:RAND) provides investors the ability to participate in venture capital opportunities through an investment in the Company's stock. Rand is a Business Development Company (BDC), and its wholly-owned subsidiary is licensed by the U.S. Small Business Administration (SBA) as a Small Business Investment Company (SBIC). Rand focuses its investments in early or expansion stage companies with strong leadership that are bringing to market new or unique products, technologies or services that have a high potential for growth. Additional information can be found at the Company's website where it regularly posts information: www.randcapital.com.

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Corporation to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the valuation of the Corporation's portfolio, the timing and opportunity for investments or divestitures as well as conditions affecting the portfolio companies' markets, competitor responses, and market acceptance of their products and services and other factors disclosed in the Corporation's periodic reports filed with the Securities and Exchange Commission.  Consequently, such forward looking statements should be regarded as the Corporation's current plans, estimates and beliefs. The Corporation assumes no obligation to update the forward-looking information contained in this release.

FINANCIAL TABLES FOLLOW.

Rand Capital Corporation and Subsidiary
Consolidated Statements of Operations

	For the Quarter Ended March 31,
	2015	2014
Investment income:
Interest from portfolio companies:
Control investments	$ 22,145	$ 32,299
Affiliate investments	115,129	122,856
Non-Control/Non-Affiliate investments	48,800	38,024
Total interest from portfolio companies	186,074	193,179

Interest from other investments:
Non-Control/Non-Affiliate investments	6,821	5,166
Total interest from other investments	6,821	5,166

Dividend and other investment income:
Control investments	412,151	283,086
Affiliate investments	29,368	30,833
Total dividend and other investment income	441,519	313,919

Other income:
Control investments	2,000	3,500
Affiliate investments	1,417	933
Non-Control/Non-Affiliate investments	3,916	1,250
Total other income	7,333	5,683
Total investment income	641,747	517,947

Operating expenses:
Salaries	149,555	147,669
Employee benefits	30,407	38,067
Directors' fees	21,750	18,750
Professional fees	73,069	56,491
Stockholders and office operating	59,397	30,289
Insurance	11,254	12,409
Corporate development	16,981	11,125
Other operating	3,650	1,277
	366,063	316,077
Interest on SBA obligations	74,322	58,280
Bad debt expense (recovery)	--	6,311
Total expenses	440,385	380,668
Investment gain before income taxes	201,362	137,279
Income tax expense	72,067	49,131
Net investment income	129,295	88,148

Net realized gain (loss) on investments:
Affiliate investments	--	(778,253)
Non-Control/Non-Affiliate investments	131,744	(2,767)
Income tax expense (benefit)	47,151	(279,525)
Net realized gain (loss) on investments	84,593	(501,495)

Net (decrease) increase in unrealized appreciation on investments:
Affiliate investments	--	386,880
Non-Control/Non-Affiliate investments	(54,509)	--
Change in unrealized appreciation before income taxes	(54,509)	386,880
Deferred income tax (benefit) expense	(20,169)	143,146
Net (decrease) increase in unrealized appreciation	(34,340)	243,734

Net realized and unrealized gain (loss) on investments	50,253	(257,761)
Net increase (decrease) in net assets from operations	$ 179,548	$(169,613)
Weighted average shares outstanding	6,328,538	6,411,892
Basic and diluted net increase in net assets from operations per share	$ 0.03	$ (0.03)

Rand Capital Corporation and Subsidiary
Top Five Portfolio Companies at March 31, 2015

Company	Industry	Fair Value	% of Total Assets
Gemcor II, LLC	Manufacturing – Aerospace Machinery	$ 9,874,184	23%
Rheonix, Inc.	Health Care – Testing Devices	$ 2,535,999	6%
Microcision LLC	Manufacturing – Medical Products	$ 1,891,964	4%
Carolina Skiff LLC	Consumer Products – Boats	$ 1,710,000	4%
SciApps, Inc.	Manufacturing – Instrumentation	$ 1,700,000	4%
TOTAL			41%

Rand Capital Corporation and Subsidiary
Consolidated Statements of Financial Position

	March 31,	December 31,
	2015	2014
ASSETS
Investments at fair value:
Control investments (cost of $1,298,684 and $1,347,300, respectively)	$ 9,973,684	$ 10,022,300
Affiliate investments (cost of $17,077,153 and $15,188,935, respectively)	16,505,596	14,617,378
Non-affiliate investments (cost of $6,277,719 and $5,677,241, respectively)	6,211,666	5,665,698
Total investments, at fair value (cost of $24,653,556 and $22,213,476, respectively)	32,690,946	30,305,376
Cash	7,948,799	13,230,717
Interest receivable (net of allowance: $128,311 at 3/31/15 and 12/31/14)	202,183	165,094
Prepaid income taxes	102,187	--
Other assets	1,849,216	1,824,800
Total assets	$ 42,793,331	$ 45,525,987

LIABILITIES AND STOCKHOLDERS' EQUITY (NET ASSETS)
Liabilities:
Debentures guaranteed by the SBA	$ 8,000,000	$ 8,000,000
Income tax payable	--	2,065,795
Deferred tax liability	1,860,782	1,838,351
Profit sharing and bonus payable	226,165	953,490
Accounts payable and accrued expenses	133,465	290,646
Deferred revenue	39,930	24,264
Total liabilities	10,260,342	13,172,546
Commitments and contingencies

Stockholders' equity (net assets):
Common stock, $.10 par; shares authorized 10,000,000; shares issued 6,863,034; shares outstanding of 6,328,538 as of 3/31/15 and 12/31/14	686,304	686,304
Capital in excess of par value	10,581,789	10,581,789
Accumulated net investment (loss)	(738,187)	(867,482)
Undistributed net realized gain on investments	18,374,967	18,290,374
Net unrealized appreciation on investments	5,075,607	5,109,947
Treasury stock, at cost; 534,496 shares as of 3/31/15 and 12/31/14	(1,447,491)	(1,447,491)
Total stockholders' equity (net assets) (per share 3/31/15: $5.14, 12/31/14: $5.11)	32,532,989	32,353,441
Total liabilities and stockholders' equity	$ 42,793,331	$ 45,525,987

CONTACT: Company:
         Allen F. ("Pete") Grum
         President and CEO
         Phone: 716.853.0802
         Email: pgrum@randcapital.com

         Investors:
         Deborah K. Pawlowski
         Kei Advisors LLC
         Phone: 716.843.3908
         Email: dpawlowski@keiadvisors.com